UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 24, 2004

Clinical Data, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	0-12716 (Commission File Number)	04-2573920 (I.R.S. Employer Identification No.)

One Gateway Center, Suite 411
Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

(617) 527-9933
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events

On February 24, 2004, Clinical Data, Inc. (the "Company") issued the attached press release announcing that the Company was prepared to make an offer to purchase of the stock of Clinical Data based upon a fixed ratio of 0.698 shares of the Common Stock, $.01 par value per share of Clinical Data, for each issued and outstanding share of Moore Medical Common Stock, subject to the completion of due diligence satisfactory to Clinical Data, the receipt of all required approvals, and the execution of all transaction agreements.

On February 26, 2004, the Company issued the attached press release announcing that the Company is prepared to add $2.00 per share in cash to our offer of 0.698 shares of Clinical Data Common Stock for the issued and outstanding shares of Moore Medical.

ITEM 7. Exhibits

Exhibit 99.1	Press Release February 24, 2004
Exhibit 99.2	Press Release February 26, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLINICAL DATA, INC.

Date:February 27, 2004	/s/ Israel M. Stein MD
Israel M. Stein MD Chairman of the Board Principal Executive Officer

Exhibit Index
Exhibit	Description
99.1	Press Release February 24, 2004
99.2	Press Release February 26, 2004